

                                       Exhibit 11.1
                   COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME
                                     (LOSS) PER SHARE
                                                            Year Ended December 31
                                        ------------------------------------------------------
                                                1996                 1995               1994
----------------------------------------------------------------------------------------------
Net income (loss)                           $ 2,245,000         $ (269,000)        $ 3,562,000

Weighted average number of shares
  outstanding during the period               7,076,000          6,880,000           6,752,000
Add:
Assumed exercise of common share options      1,080,000               -              1,112,000
Less:
Purchase of common stock under
  the treasury stock method                    (480,000)              -               (502,000)
----------------------------------------------------------------------------------------------
Common and common equivalent shares
  outstanding for purpose of calculating
  primary net income (loss) per share         7,676,000          6,880,000           7,362,000
Incremental shares to reflect full dilution       -                   -                  -
----------------------------------------------------------------------------------------------
Total shares for purpose of calculating
  fully diluted net income (loss) per share   7,676,000          6,880,000           7,362,000
==============================================================================================
Primary net income (loss) per share               $0.29             $(0.04)              $0.48
==============================================================================================
Fully diluted net income (loss) per share         $0.29             $(0.04)              $0.48
==============================================================================================
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